UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2021

SYNTHETIC BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9605 Medical Center Drive, Suite 270

Rockville, Maryland 20850

(Address of principal executive offices and zip code)

(301) 417-4364

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SYN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Synthetic Biologics, Inc. (the “Company”) is filing this Form 8-K/A solely to amend the incorrect item number referenced on the EDGAR submission data file cover page in the original Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2021 (the “Original Filing”). The Original Filing incorrectly referenced “Item 2.02. Results of Operations and Financial Condition” rather than “Item 3.02. Unregistered Sale of Equity Securities” with respect to the disclosure by the Company in the Original Filing. For the convenience of the reader, this Form 8-K/A amends and restates the Original Filing Correctly.

Item 3.02 – Unregistered Sale of Equity Securities.

On January 29, 2021, Synthetic Biologics, Inc., a Nevada corporation (the “Company”), issued 3,160,000 shares of its common stock upon the conversion effected on such date by a holder of 47,400 shares of its Series A Convertible Preferred Stock.

The Company issued the shares of its common stock upon conversion of the Series A Convertible Preferred Stock in reliance on the exemption from registration provided for under Section 3(a)(9) of the Securities Act of 1933, as amended. The Company relied on this exemption from registration insofar as the security exchanged by the Company upon conversion was with an existing security holder and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2021	SYNTHETIC BIOLOGICS, INC.

	By:	/s/ Steven A. Shallcross
		Name:	Steven A. Shallcross
		Title:	Chief Executive Officer and Chief Financial Officer